Exhibit 10.26

                              STANDSTILL AGREEMENT


          This STANDSTILL AGREEMENT(this "Standstill Agreement"), dated as of July 25, 2003, is between DATAMETRICS CORPORATION (the "Company"), a Delaware corporation, each of its Subsidiaries identified below, and DMTR, LLC, a New York limited liability company (the "Lender").
                               W I T N E S S E TH:

WHEREAS, each of the Company and the Lender are party to a certain Loan Agreement dated as of January 31, 2001 (the "Loan Agreement"), which provides, in part, for indebtedness by the Company in favor of Lender of the initial principal amount of $2,900,000 (the Loan Agreement, the Security Agreement (as hereinafter defined), and each of the other documents executed in connection with any of the foregoing, as any such documents may have been amended from time to time shall collectively be called the "Financing Documents"); and

WHEREAS, the obligations of the Company under the Loan Agreement are secured by all of the Company's assets pursuant to a security agreement (the "Security Agreement"), and

WHEREAS, the Company has failed to pay the outstanding principal amount when due on January 31, 2003 under the Loan Agreement and such default is continuing; and

WHEREAS, the Company and the Lender have been negotiating to restructure the obligations owed by the Company under the Financing Documents and Company has requested that the Lender forbear from exercising any rights and remedies in respect of any event of default which arose prior to and during the Standstill Period as set forth herein; and

WHEREAS, the Company has, in consideration of the accommodations referred to in the immediately foregoing clause, agreed to comply with the terms and conditions of this Standstill Agreement; and

WHEREAS, the Company and the Lender are desirous of entering into this Standstill Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the matters referred to above, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          DEFINITIONS.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

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2.       STANDSTILL PERIOD.

The Lender agrees, during the Standstill Period (as hereinafter defined), to forbear from exercising any rights and remedies it may have under the Financing Documents a result of the existence or occurrence of any default or breach by the Company under any of the Financing Documents, including any defaults or breaches that arose prior to the effective date of the Standstill Period. The Company acknowledges that upon the termination of the period commencing on January 31, 2003 and ending on the Termination Date (the "Standstill Period"), such forbearance by the Lender shall terminate and the Lender may immediately exercise, without further notice, any one or more of such rights and remedies without notice or demand in respect of any default or breach by the Company under any of the Financing Documents.

3.          NEGOTIATIONS.

The parties each agree to negotiate in good faith to restructure the Company's obligations under the Financing Documents.

4.          TERMINATION DATE.

In the event that the Lender determines, in its sole discretion, at any time after September 30, 2003, that the Company is no longer negotiating in good faith to restructure the Company's obligations under the Financing Documents, the Lender may, by written notice to the Company, terminate the Standstill Period (the "Termination Date").

5.          REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Standstill Agreement, the Company represents and warrants, as of the Effective Date, as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

(b) The execution and delivery of this Standstill Agreement is within the corporate powers of the Company, has been duly authorized by the Company and constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and except that such enforceability is subject to the availability of equitable remedies;

(c ) The execution and delivery of this Standstill Agreement does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Company is a party or by which the Company, or any of their respective properties may be bound;


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6.          NONWAIVER AND NO AMENDMENT.

Except as expressly set forth herein, the terms of this Standstill Agreement shall not operate as a waiver by either party of, or otherwise prejudice, either party's rights, remedies or powers under the Security Agreement, the Loan Agreement, the other Financing Documents or applicable law. With respect to any default or breach by the Company under any of the Financing Documents, the Lender may, after termination of the Standstill Period, exercise the rights, remedies and powers provided in such Loan Agreement and the other Financing Documents in accordance with the terms of such documents regardless of whether such event of default shall exist on the date hereof or come into existence during the Standstill Period. Except to the extent expressly provided for herein, this Standstill Agreement shall not operate to waive or otherwise prejudice any rights which either party may have against the other or any other person arising under the Loan Agreement, the other Financing Documents or otherwise.

Except as expressly provided herein, no terms or provisions of the Loan Agreement, the Security Agreement, or the other Financing Documents are modified or changed by this Standstill Agreement, and all of the terms and provisions of the Loan Agreement, the Security Agreement and the other Financing Documents shall continue in full force and effect.

7.           EFFECTIVE DATE.

This Agreement shall be deemed effective as of January 31, 2003.

8.          HEADINGS.

All headings and captions preceding the text of the several Sections of this Standstill Agreement are intended solely for the convenience of reference and shall not constitute a part of this Standstill Agreement nor shall they affect its meaning, construction or effect.

9.           ENTIRE AGREEMENT.

This Standstill Agreement, the Loan Agreement, the Security Agreement and the other Financing Documents, as amended to the date hereof, embody the entire agreement and understanding between the Lender and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

10.           GOVERNING LAW.

This Standstill Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.


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11.           DIRECTLY OR INDIRECTLY.

Where any provision in this Standstill Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership or limited liability company in which such Person is a general partner or managing member, as applicable.

12.           COUNTERPARTS.

This Standstill Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. An executed copy of this Standstill Agreement sent by facsimile shall be effective as an original.

13.           NOTICES.

All communications under this Standstill Agreement shall be in writing to the Company at 1717 Diplomacy Row, Orlando, Florida 32809 and to the Lender at c/o Burnham Securities Inc., 1325 Avenue of the Americas, New York, New York by facsimile (with confirmation of receipt), overnight courier service, by hand or by registered mail. Notices shall be deemed given upon delivery.

DATAMETRICS CORPORATION                       DMTR, LLC


By:/S/ DATAMETRICS CORPORATION                By:/s/ DMTR, LLC
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